                                                                    EXHIBIT 11.1



                       INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                   DECEMBER 31,                    DECEMBER 31,
                                            --------------------------      --------------------------
                                               2000            1999            2000            1999
                                            ----------      ----------      ----------      ----------
BASIC:

   Weighted average common
    shares outstanding                       4,393,249       4,309,084       4,387,229       4,294,882
                                            ==========      ==========      ==========      ==========

   Net Income                               $  880,500      $1,211,300       1,725,300       2,369,500
                                            ==========      ==========      ==========      ==========

   Basic net income per common share        $     0.20      $     0.28            0.39            0.55
                                            ==========      ==========      ==========      ==========

DILUTED:

   Weighted average common
    shares outstanding (basic)               4,393,249       4,309,084       4,387,229       4,294,882

   Dilutive stock options                       79,884         190,945          94,680         216,461
                                            ----------      ----------      ----------      ----------

   Weighted average common
    shares outstanding (diluted)             4,473,133       4,500,029       4,481,909       4,511,343
                                            ==========      ==========      ==========      ==========

   Net Income                               $  880,500      $1,211,300       1,725,300       2,369,500
                                            ==========      ==========      ==========      ==========

   Diluted net income per common share      $     0.20      $     0.27            0.38            0.53
                                            ==========      ==========      ==========      ==========